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                                   EXHIBIT 23

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statements of Blyth Industries, Inc. and Subsidiaries on Form S-8 (No. 33-91954, No. 333-50011, No. 333-92557 and No. 333-93237) and Form S-3 (No. 333-59847 and
No. 333-77721) of our report dated March 15, 2000, except for Note 12 and Note 15, as to which the date is March 31, 2000, on our audits of the consolidated financial statements and financial statement schedule of Blyth Industries, Inc. and Subsidiaries as of January 31, 2000 and 1999, and for the three years in the period ended January 31, 2000, which report is included in this Annual Report on Form 10-K.

                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                        ------------------------------
                                        PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
April 28, 2000